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EXHIBIT 21

SUSIDIARIES OF MARINE PRODUCTS CORPORATION

NAME                                         STATE OF INCORPORATION

Chaparral Boats, Inc.                              Georgia

Chaparral Marine Inc.                              Georgia

Robalo                                             Georgia
